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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements of East West Bancorp, Inc. on Forms S-8 (Nos. 333-88527, 333-88529 and 333-56468) and on Forms S-3 (Nos. 333-96193, 333-46718 and 333-54538) of our report dated January 31, 2003 (March 14, 2003, as to Note 24) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for goodwill), appearing in this Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 27, 2003

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INDEPENDENT AUDITORS' CONSENT